Exhibit 99.1

First Western Financial, Inc. Announces Julie A. Courkamp Appointed

Chief Operating Officer of First Western Financial, Inc.

DENVER, CO, February 10, 2022 – First Western Financial, Inc. (NASDAQ: MYFW), a financial services holding company headquartered in Denver, Colorado (“First Western” or the “Company”), today announced the appointment of Julie A. Courkamp to the newly created position of Chief Operating Officer. Ms. Courkamp will continue serving in her previous roles as Chief Financial Officer and Treasurer of First Western. Ms. Courkamp also serves on the Board of Directors of First Western Financial, Inc. and First Western Trust Bank.

In her role as Chief Operating Officer, Ms. Courkamp will have responsibility for overseeing the Company’s operations across the bank, mortgage, trust and investment management businesses, as well as the finance, accounting, human resources, legal/governance, risk management, and compliance departments.

Scott C. Wylie, Chairman and CEO of First Western, said, “Julie’s appointment to Chief Operating Officer reflects the increasing responsibilities that she has taken on since joining First Western in 2006 and the important role she has played in managing the growth of our company. Julie has consistently demonstrated exceptional leadership qualities while overseeing our finance department, operations, risk management, and technology functions. Creating the position of Chief Operating Officer will enable us to better leverage Julie’s institutional knowledge and managerial skills, while providing her with the opportunity to make an even larger impact on the future growth and success of the First Western franchise.”

About Julie A. Courkamp

Ms. Courkamp has served as Treasurer and Chief Financial Officer of the Company and First Western Trust Bank since 2013 and as a member of the Company’s Board of Directors since 2021. She joined the Company in 2006 as its Controller and was promoted to Director of Finance and Accounting in 2010. As Chief Financial Officer, Ms. Courkamp manages the Finance, Accounting, Risk, Compliance, and Operations teams, including the deposit, loan, trust, investment and mortgage support teams at First Western. Prior to joining the Company, Ms. Courkamp held positions with PwC in Denver researching issues related to SEC reporting, and coordinating and supervising audits and interim quarterly reviews of public and private companies.

Ms. Courkamp earned a Bachelor of Science in Accounting from the University of Colorado at Boulder.

About First Western Financial, Inc.

First Western is a financial services holding company headquartered in Denver, Colorado, with operations in Colorado, Arizona, Wyoming and California. First Western and its subsidiaries provide a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. First Western’s common stock is traded on the Nasdaq Global Select Market under the symbol “MYFW.” For more information, please visit www.myfw.com.

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “opportunity,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, the COVID-19 pandemic and its effects; integration risks in connection with acquisitions; the risk of geographic concentration in Colorado, Arizona, Wyoming and California; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for loan losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 12, 2021 (“Form 10-K”), and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our other filings with the SEC. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts:
Financial Profiles, Inc.
Tony Rossi
310-622-8221

MYFW@finprofiles.com
IR@myfw.com